EX-19.3
Annual Statement



                   Mercantile Bank National Association
                   ------------------------------------
                    Mercantile Credit Card Master Trust
                    -----------------------------------


      The undersigned, a duly authorized representative of Mercantile Bank National Association, as servicer ("Mercantile"), pursuant to the Pooling and Servicing Agreement, date May 17, 1995 (the "Agreement") among Mercantile, as Seller and Servicer, and Chase Manhattan Bank (formerly Chemical Bank), as Trustee, does hereby certify that:

      1. Mercantile is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

      3. A review of the activities of the Servicer during the period ended August 30, 1997, and of its performance under the Agreement was conducted under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of September, 1997.


                                    MERCANTILE BANK NATIONAL
                                    ASSOCIATION, Servicer
                                    By:


                                    /s/ Jeffrey D. Cary
                                    ----------------------
                                    Jeffrey D. Cary
                                    Vice President


                                    12